As filed with the Securities and Exchange Commission on January 10, 1997
                             Registration No. 333-12857




                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549
                      ____________________________
                     POST-EFFECTIVE AMENDMENT NO. 1
                                   TO
                                FORM S-3
                         REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT OF 1933
                      ____________________________

                                   IONICS, INCORPORATED
         (Exact name of registrant as specified in its charter)

   Massachusetts                                  04-2068530
(State or other jurisdic-                      (I.R.S. Employer
tion of incorporation                         Identification No.)
or organization)


                     _____________________________
                            65 Grove Street
                    Watertown, Massachusetts  02172
          (Address, including zip code, and telephone number,
   including area code of registrant's Principal Executive Offices)
                     _____________________________

                             Stephen Korn
                  Vice President and General Counsel
                         Ionics, Incorporated
                            65 Grove Street
                    Watertown, Massachusetts  02172
                            (617) 926-2500
            (Name, address and telephone number, including
                   area code, of agent for service)
                    ______________________________

   Approximate date of commencement of proposed sale to the public:
     Promptly after this registration statement becomes effective.
                    _______________________________









    The Registrant hereby removes from registration under this Registration Statement 26,000 shares of common stock, $1.00 par value per share (the "Common Stock"), registered hereunder (all shares originally registered hereunder being referred to as the "Offered Shares") that have not been sold pursuant to this Registration Statement. By the terms of this Registration Statement and an agreement among the Registrant and certain holders of Offered Shares, the Registrant was required to keep this Registration Statement effective for a 90-day period. A total of 185,583 Offered Shares have been sold or otherwise transferred by selling stockholders under this Registration Statement. Pursuant to the Registrant's Undertaking in
Item 17 of this Registration Statement, the Registrant hereby removes from registration the 26,000 Offered Shares that have not been sold pursuant to this Registration Statement prior to the date hereof.
































                                  -2-





                              SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Watertown and Commonwealth of Massachusetts on the 10th day of January, 1997.

                           IONICS, INCORPORATED

                           By: /s/ Arthur Goldstein
                           Arthur L. Goldstein, Chairman of the Board,
                           President and Chief Executive Officer






























                                     -3-




      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                       Title                 Date

/s/Arthur L. Goldstein*         Chairman of the Board,   January 10, 1997
Arthur L. Goldstein             President and Chief
                                Executive Officer
                                (Principal Executive Officer)

/s/Robert J. Halliday*          Vice President,          January 10, 1997
Robert J. Halliday              Finance and
                                and Chief Financial Officer
                                (Principal Financial
                                and Accounting Officer)
/s/Douglas R. Brown*            Director                 January 10, 1997
Douglas R. Brown

/s/William L. Brown*            Director                 January 10, 1997
William L. Brown

/s/Arnaud de Vitry d'Avaucourt* Director                 January 10, 1997
Arnaud de Vitry d'Avaucourt

                                Director
Samuel A. Goldblith

/s/William E. Katz*             Director                 January 10, 1997
William E. Katz

/s/Robert B. Luick*             Director                 January 10, 1997
Robert B. Luick

/s/John J. Shields*             Director                 January 10, 1997
John J. Shields

/s/Carl S. Sloane*              Director                 January 10, 1997
Carl S. Sloane

/s/Mark S. Wrighton*            Director                 January 10, 1997
Mark S. Wrighton

/s/Allen S. Wyett*              Director                 January 10, 1997
Allen S. Wyett

*By:/s/Stephen Korn
    Stephen Korn
    Attorney-in-fact
                                    -4-